PART I.  FINANCIAL INFORMATION
------------------------------
ITEM 1.  FINANCIAL STATEMENTS
        ----------------------
WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share information)
(Unaudited)

                                                          Dec. 31,     June 30,
                                                            1998         1998
                                                          ---------    ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $   14,285   $   10,177
  Short-term investments                                       328          590
  Trade accounts receivable, less allowance for doubtful
     accounts of $7,083 at December 31, 1998 and $6,821
     at June 30, 1998                                       83,148       77,325
  Inventories, net:
     Raw materials                                          30,082       30,793
     Work in process                                         7,673        9,704
     Finished goods                                         60,081       66,637
                                                          ---------    ---------
        Total Inventories                                   97,836      107,134
  Prepaid expenses and other assets                          7,385        7,811
  Deferred income taxes                                     24,472       22,974
  Net assets held for sale                                   2,046        2,046
  Net current assets of discontinued operations            117,822       92,237
                                                          ---------    ---------
     Total Current Assets                                  347,322      320,294
                                                          ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment, at cost                   203,008      193,812
  Accumulated depreciation                                 (95,565)     (87,971)
                                                          ---------    ---------
     Property, plant and equipment, net                    107,443      105,841
                                                          ---------    ---------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $12,867 at
     December 31, 1998 and $11,708 at June 30, 1998         83,480       83,003
  Other                                                      9,604        9,765
  Net noncurrent assets of discontinued operations          46,122       38,343
                                                          ---------    ---------
TOTAL ASSETS                                            $  593,971   $  557,246
                                                          =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                      $   29,977   $   29,706
  Accrued expenses and other liabilities                    43,060       37,209
  Accrued compensation and benefits                         12,012       10,995
  Current portion of long-term debt                          5,984        5,011
                                                          ---------    ---------
     Total Current Liabilities                              91,033       82,921
                                                          ---------    ---------
LONG-TERM DEBT, NET OF CURRENT PORTION                      78,823       71,646
DEFERRED INCOME TAXES                                       15,915       14,220
OTHER NONCURRENT LIABILITIES                                 7,504        6,798
MINORITY INTEREST                                            7,969        7,646
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.10 par value; 5,000,000 shares
     authorized; no shares issued or outstanding                -            -
  Class A Common Stock, $.10 par value; 80,000,000 shares
     authorized; 1 vote per share; issued and outstanding:
     16,568,807 shares at December 31, 1998 and 16,859,027
     shares at June 30, 1998                                 1,657        1,686
  Class B Common Stock, $.10 par value; 25,000,000 shares
     authorized; 10 votes per share; issued and outstanding:
     10,285,247 at December 31, 1998 and 10,296,827
     shares at June 30, 1998                                 1,029        1,030
  Additional paid-in capital                                41,582       47,647
  Retained earnings                                        356,454      337,565
  Treasury stock, at cost, 10,000 shares at
    December 31, 1998 and 100,000 shares at June 30, 1998     (179)      (2,583)
  Accumulated other comprehensive income                    (7,816)     (11,330)
                                                          ---------    ---------
     Total Stockholders' Equity                            392,727      374,015
                                                          ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  593,971   $  557,246
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)
                                                           Three Months Ended
                                                          ---------------------
                                                          Dec. 31,     Dec. 31,
                                                            1998         1997
                                                          ---------    ---------
Net sales                                               $  114,310   $  111,844
Cost of goods sold                                          73,477       71,348
                                                          ---------    ---------
  GROSS PROFIT                                              40,833       40,496
Selling, general & administrative expenses                  29,035       27,850
                                                          ---------    ---------
  OPERATING INCOME                                          11,798       12,646
                                                          ---------    ---------
Other (income) expense:
  Interest income                                             (227)        (210)
  Interest expense                                           1,115        1,547
  Other, net                                                   203          189
                                                          ---------    ---------
                                                             1,091        1,526
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     10,707       11,120
Provision for income taxes                                   3,375        3,507
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS                          7,332        7,613
  Income from discontinued operations, net of taxes          3,924        5,996
                                                          ---------    ---------
  NET INCOME                                            $   11,256   $   13,609
                                                          =========    =========
Basic earnings per share :
  Continuing operations                                 $     0.27   $     0.28
  Discontinued operations                                     0.15         0.22
                                                          ---------    ---------
  NET INCOME                                            $     0.42   $     0.50
                                                          =========    =========
Weighted average number of shares                           26,855       27,059
                                                          =========    =========
Diluted earnings per share :
  Continuing operations                                 $     0.27   $     0.28
  Discontinued operations                                     0.15         0.22
                                                          ---------    ---------
  NET INCOME                                            $     0.42   $     0.50
                                                          =========    =========
Weighted average number of shares                           26,954       27,423
                                                          =========    =========
Dividends per common share                              $   0.0875   $   0.0775
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)
                                                            Six Months Ended
                                                          ---------------------
                                                          Dec. 31,     Dec. 31,
                                                            1998         1997
                                                          ---------    ---------
Net sales                                               $  227,579   $  223,683
Cost of goods sold                                         145,660      142,024
                                                          ---------    ---------
  GROSS PROFIT                                              81,919       81,659
Selling, general & administrative expenses                  56,798       55,540
                                                          ---------    ---------
  OPERATING INCOME                                          25,121       26,119
                                                          ---------    ---------
Other (income) expense:
  Interest income                                             (413)        (400)
  Interest expense                                           2,673        3,274
  Other, net                                                   434        1,127
                                                          ---------    ---------
                                                             2,694        4,001
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     22,427       22,118
Provision for income taxes                                   7,202        7,179
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS                         15,225       14,939
  Income from discontinued operations, net of taxes          8,419       12,290
                                                          ---------    ---------
  NET INCOME                                            $   23,644   $   27,229
                                                          =========    =========
Basic earnings per share :
  Continuing operations                                 $     0.57   $     0.55
  Discontinued operations                                     0.31         0.46
                                                          ---------    ---------
  NET INCOME                                            $     0.88   $     1.01
                                                          =========    =========
Weighted average number of shares                           26,935       27,042
                                                          =========    =========
Diluted earnings per share :
  Continuing operations                                 $     0.56   $     0.55
  Discontinued operations                                     0.31         0.45
                                                          ---------    ---------
  NET INCOME                                            $     0.87   $     1.00
                                                          =========    =========
Weighted average number of shares                           27,062       27,361
                                                          =========    =========
Dividends per common share                              $   0.1750   $   0.1550
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
                                                            Six Months Ended
                                                          ---------------------
                                                          Dec. 31,     Dec. 31,
                                                            1998         1997
                                                          ---------    ---------
OPERATING ACTIVITIES
  Net income from continuing operations                 $   15,225   $   14,939
  Adjustments to reconcile net income from continuing
     operations to net cash provided by continuing
     operating activities:
     Restructuring payments                                     -        (1,091)
     Depreciation                                            7,119        6,594
     Amortization                                            1,366        1,212
     Deferred income taxes                                     314          202
     Gain on disposal of assets                                (14)        (588)
     Equity in undistributed earnings of affiliates           (113)         (53)
     Changes in operating assets and liabilities, net of
        effects from acquisitions and dispositions:
        Accounts receivable                                 (4,416)      (9,045)
        Inventories                                         10,227       (6,091)
        Prepaid expenses and other assets                      972       (5,228)
        Accounts payable, accrued expenses and
           other liabilities                                 4,415        7,954
                                                          ---------    ---------
                                                            35,095        8,805
     Net cash provided (used) by discontinued operations    (4,441)       6,855
                                                          ---------    ---------
  Net cash provided by operating activities                 30,654       15,660
                                                          ---------    ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment                (7,542)     (13,009)
  Proceeds from sale of assets                                  46        6,176
  Business acquisitions, net of cash acquired                 (487)        (686)
  Increase in other assets                                    (660)        (505)
  Net changes in short-term investments                        262       (1,182)
  Discontinued operations:
        Business acquisitions, net of cash acquired        (63,875)      (7,162)
                                                          ---------    ---------
  Net cash used in investing activities                    (72,256)     (16,368)
                                                          ---------    ---------
FINANCING ACTIVITIES
  Proceeds from long-term borrowings                        27,757       46,169
  Payments of long-term debt                               (19,272)     (46,728)
  Proceeds from exercise of stock options                       61        1,143
  Dividends                                                 (4,713)      (4,193)
  Purchase of treasury stock                                (3,871)          -
  Discontinued operations:
        Proceeds from long-term borrowings                  66,750        5,372
        Payments of long-term debt                         (22,487)        (139)
                                                          ---------    ---------
  Net cash provided by financing activities                 44,225        1,624
                                                          ---------    ---------
Effect of exchange rate changes on cash and
  cash equivalents                                           1,485          143
                                                          ---------    ---------
CHANGE IN CASH AND CASH EQUIVALENTS                          4,108        1,059
Cash and cash equivalents at beginning of period            10,177       18,139
                                                          ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $   14,285   $   19,198
                                                          =========    =========

See accompanying notes to consolidated financial statements.